UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 20, 2008

CONSOLIDATED CAPITAL GROWTH FUND

(Exact name of Registrant as specified in its charter)

            California

  0-8639

  94-2382571

(State or other jurisdiction

(Commission

     (I.R.S. Employer

     of incorporation)

File Number)

  Identification Number)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

Consolidated Capital Growth Fund, a California limited partnership (the “Partnership” or the “Seller”), owns The Lakes Apartments (“The Lakes”), a 600-unit apartment complex located in Raleigh, North Carolina.  On March 20, 2008 (the “Effective Date”), the Seller entered into a Purchase and Sale Contract (the “Purchase Agreement”) with a third party, Northview Realty Group, Inc., a Canadian corporation,(the “Purchaser”), to sell The Lakes to the Purchaser for a total sales price of $31,500,000.  On March 20, 2008, the Purchaser also entered into a purchase and sale contract (the “Related Agreement”) with an entity (the “Related Seller”) affiliated with AIMCO Properties, L.P., an affiliate of the Partnership. The Partnership, the Related Seller and the Purchaser agreed that a default by any party under either the Purchase Agreement or the Related Agreement would be deemed a default under both agreements.  A termination of either the Purchase Agreement or the Related Agreement for any reason is also deemed a termination of both agreements.

The following is a summary of the terms and conditions of the Purchase Agreement, which summary is qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached hereto as an exhibit.

PURCHASE PRICE.  The total purchase price is $31,500,000, subject to certain prorations and adjustments at the closing.  The Purchaser delivered an initial deposit of $270,000, of which $12,500 is non-refundable. Within one business day following the termination of the feasibility period, the Purchaser is required to deliver an additional deposit of $270,000. If the Purchaser fails to notify the Seller in writing of its intent to terminate the contract prior to the end of the feasibility period, the two deposits will become non-refundable.

CLOSING.  The expected closing date of the transaction is May 19, 2008. The Seller has the right to extend the closing for up to thirty days, by delivery of notice.  The closing is also subject to customary closing conditions and deliveries.

COSTS AND FEES.  The Seller shall pay the applicable North Carolina real property transfer tax, costs to discharge any liens or encumbrances against the property, the cost of the base premium for the title policy, and one-half of the customary closing costs of the Escrow Agent. The Purchaser shall pay any transfer, sales, use, gross receipts or similar taxes, any premiums or fees required to be paid by the Purchaser, with respect to the title policy, and one-half of the customary closing costs of the Escrow Agent.

REPRESENTATIONS AND WARRANTIES.  The Purchaser and Seller each made limited representations and warranties to the other.

RISK OF LOSS. The risk of loss or damage to The Lakes by reason of any insured or uninsured casualty during the period through and including the closing date equal to or less than $250,000 will be borne by the Seller. The Seller must maintain, in full force and effect until the closing date, all existing insurance coverage on The Lakes.

ASSIGNMENT.  With the exception of an assignment to an affiliate of the Purchaser, the Purchase Agreement is not assignable by the Purchaser without first obtaining the prior written approval of the Seller.

DEFAULTS AND REMEDIES.  If the Purchaser defaults on its obligations to deliver when required any required deposits, the purchase price or any other specified deliveries, then the Purchaser will forfeit its deposits to the Seller, and neither party will be obligated to proceed with the purchase and sale.  The Seller expressly waives the remedies of specific performance and additional damages for any such defaults by the Purchaser.

If the Seller, prior to the closing, defaults in its representations, warranties, covenants, or obligations then the Purchaser has the option of (i) terminating the Purchase Agreement, receiving a return of its deposits, and recovering, as its sole recoverable damages its documented direct and actual out-of-pocket expenses and costs up to $20,000 or (ii) seeking specific performance of the Seller’s obligation to deliver the deed pursuant to the Purchase Agreement.

Item 9.01

Financial Statements and Exhibits

(d)

Exhibit

10.44    Purchase and Sale Contract between Consolidated Capital Growth Fund, a California limited partnership, and Northview Realty Group, Inc., a  Canadian corporation, dated March  20, 2008.*

*Schedules and supplemental materials to the exhibit have been omitted but will be provided to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATED CAPITAL GROWTH FUND

By:

ConCap Equities, Inc.

General Partner

By:

/s/Stephen B. Waters

Stephen B. Waters

Vice President

Date:

March 25, 2008